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                              PACIFIC INNOVATIONS TRUST
                    REGISTRATION NUMBERS: 333-14191 AND 811-07863

Registration Statement
Item 24b - Exhibit 16 - Schedule of Performance Computations
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30 DAY SEC-YIELD CALCULATION (ALL FUNDS EXCEPT MONEY MARKET FUND)

  a-b
  ---
2[(cd + 1)(6) - 1]

        Where: a = dividends and interest earned during the period.

               b = expenses accrued for the period (net of reimbursements).

               c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

               d = maximum offering price per share on the last day of the period.

Managed Bond Fund
[\[(31,811.11 - 3,536.92)/(575,180.2715 * 10.00)] + 1\(to the 6th power) - 1]
        * 2 = 5.97%

Capital Income Fund
[\[(17,323.46 - 5,124.82)/(677,265.9159 * 10.85)] + 1\(to the 6th power) - 1]
        * 2 = 2.00%

Blue Chip Fund
[\[(10,063.46 - 5,688.52)/(67,1792.25 * 11.18)] + 1\(to the 6th power) - 1]
        * 2 = 0.70%

Mid-Cap Equity Fund
[\[(6,821.57 - 4,762.48)/(565,056.1583 * 11.04)] + 1\(to the 6th power) - 1]
        * 2 = 0.40%

Aggressive Growth Fund
[\[(2,746.32 - 4,933.62)/(544,454.1022 * 10.87)] + 1\(to the 6th power) - 1]
        * 2 = (0.44%)

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30 DAY SEC - YIELD CALCULATION (MONEY MARKET FUND)

[(30 days income - 30 days expenses)/30 days shares] * 36,500

Money Market Fund
[(24,661 - 2,650)/(161,192,153.23)] * 36,500 = 4.98%



AGGREGATE TOTAL RETURN (ALL FUNDS)

[(ERV/P) - 1]
Where:  ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $10,000 payment made at the beginning of the period.

        P   = hypothetical initial payment of $10,000.


Money Market Fund
(10,162.11/10,000) - 1 = 1.62%

Managed Bond Fund
(10,196.15/10,000) - 1 = 1.96%

Capital Income Fund
(10,850/10,000) - 1 = 8.50%

Blue Chip Fund
(11,180/10,000) - 1 = 11.80%

Mid Cap Equity Fund
(11,040/10,000) - 1 = 10.40%

Aggressive Growth Fund
(10,870/10,000) - 1 = 8.70%

International Equity Fund
(10,950/10,000) - 1 = 9.50%



AVERAGE ANNUAL TOTAL RETURN (ALL FUNDS)
[(ERV/P)(1/n) - 1]

Where:  ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $10,000 payment made at the beginning of the period.

        P   = hypothetical initial payment of $10,000.

        n   = period covered by the computation, expressed in terms of years.

Money Market Fund
[(10,162.10/10,000)(to the 1/.33425 power)] - 1 = 4.93%

Managed Bond Fund
[(10,196.15/10,000)(to the 1/.33425 power)] - 1 = 5.98%

Capital Income Fund
[(10,850/10,000)(to the 1/.33425 power)] - 1 = 27.64%

Blue Chip Fund
[(11,180/10,000)(to the 1/.33425 power)] - 1 = 39.61%

Mid-Cap Equity Fund
[(11,040/10,000)(to the 1/.33425 power)] - 1 = 34.45%

Aggressive Growth Fund
[(10,870/10,000)(to the 1/.33425 power)] - 1 = 28.35%

International Fund
[(10,950/10,000)(to the 1/.33425 power)] - 1 = 31.20%



7-DAY EFFECTIVE YIELD (MONEY MARKET FUND ONLY)
\[1 + (7 day average/12)](to the 12th power) - 1\

\(1 + (.050080556/12))(to the 12th power) - 1) = 5.13%

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CURRENT YIELD (MONEY MARKET FUND ONLY)
[(7 day income - 7 day expense)/7 day shares] * 36,500

[(5,879 - 629)/38,263,353.648\ * 36,500 = 5.01%